UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                               FORM 8-K


                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): AUGUST 6, 2003


                      ORBIT INTERNATIONAL CORP.
        (Exact name of registrant as specified in its charter)




       DELAWARE                 0-3936          11-1826363
(State or other jurisdiction (Commission       (IRS Employer
   of incorporation)         File Number)   Identification No.)


    80 CABOT COURT
  HAUPPAUGE, NEW YORK                             11788
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  631-435-8300


                                   NOT APPLICABLE____________________
    (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 99.1 - Orbit International Corp. Press Release, issued August 6, 2003.

Item 9. Regulation FD Disclosure.

	The following information is furnished pursuant to Item 9."Regulation FD
Disclosure" and Item 12."Disclosure of Results of Operations and Financial
Condition." On August 6, 2003, Orbit International Corp.("Orbit") issued a press release announcing its operating results for its second-quarter and six-months ended June 30, 2003. A copy of Orbit's press release is attached to this report as Exhibit 99.1 and incorporated by reference herein. In addition, during its conference call on August 6, 2003, the Company stated that its order backlog at June 30, 2003 was approximately $10,000,000 compared to approximately $12,000,000 from a year earlier.


                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 7, 2003                   Orbit International Corp.

                              By:       /s/ Dennis Sunshine
                                        Dennis Sunshine
                                        Chief Executive Officer and President



















EXHIBIT 99.1

CONTACT                                  FOR IMMEDIATE RELEASE
Mitchell Binder                          August 6, 2003
631-435-8300


                 ORBIT INTERNATIONAL CORP. ANNOUNCES
                  114% INCREASE IN EARNINGS ON 10%
                 INCREASE IN SALES FOR SECOND QUARTER


Hauppauge, New York, August 6, 2003-
Orbit International Corp. (NASDAQ:ORBT), a niche manufacturer of customized electronic components, subsystems and power units today announced results for the second quarter and six months ended June 30, 2003.

On July 31, 2003, the Company announced a twenty-five percent (25%) stock dividend to shareholders of record on August 15, 2003. All weighted share and per share information has been retroactively restated to reflect the stock dividend.

Operating results

For the three months ended June 30, 2003, net sales increased 10% to $4,393,000 from $4,008,000 for the same period last year. Net income for the quarter rose 114% to $457,000 from $214,000 for the same period last year.
Earnings per share increased to $.15 per diluted share
($.19 pre-stock dividend)
compared to $.07 per diluted share ($.09 pre-stock dividend) in last year's corresponding period.

For the six months ended June 30, 2003, net sales increased 8% to $8,714,000 compared to $8,096,000 for the same period last year. Net income for the six months increased 79% to $863,000, or $.29 per diluted share ($.36 pre-stock dividend), compared to $481,000, or $.17 per diluted share ($.21 pre-stock dividend), for the prior period.

The Company also reported that its balance sheet continues to be strong.  At
June 30, 2003, total current assets were $10.6 million versus total current liabilities of $2.8 million-a 3.8 to 1 current ratio.

Dennis Sunshine, President and Chief Executive Officer commented, "The significant increases in operating results for the second quarter and six months ended June 30, 2003 reflect strong revenues from both of our operating segments,
particularly our Power Units Segment. In addition, tight management of costs resulted in improved gross margins and significant incremental profitability for
the quarter."

Sunshine added, "Both of our operating segments continue to pursue a significant amount of new business opportunities as well as repeat orders on existing contracts. Furthermore, we continue to win awards on new programs, expanding our relationships with the major defense contractors.
In addition, we are also optimistic that the commercial division of our Power
Unit Segment is realizing improved business activity that we hope will complement our strong revenues and earnings from the defense marketplace."

Conference call

Orbit's Chief Executive Officer, Dennis Sunshine and Chief Financial Officer,
Mitchell Binder will host a conference call for investors today at 11:00 a.m.
(EDT). On the call, management will review the second-quarter results; a question-and-answer period will follow.

To access the conference call, U.S.-based investors should phone:
1-888-896-0863 and use the conference code: 4083298.

Overseas investors should phone: 973-582-2703 and use the 4083298 conference code.

Investors are requested to dial in 5 to 10 minutes before the 11:00 a.m. (EDT) starting time.

For those who cannot listen live, a replay will be available starting at 1:00 p.m. (EDT) today and until August 8, 2003 at 6:00 p.m. (EDT). For the replay, U.S.-based investors should phone: 1-877-519-4471 and use the conference code:
4083298. Overseas investors should phone: 973-341-3080 and use the 4083298 conference code.


Orbit International Corp., based in Hauppauge, New York, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc.
subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters,inverters, uninterruptible power supplies and associated analytical equipment.
 The Behlman custom division designs, manufactures and sells power units and electronic products for military and high-end industrial usage.
For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

This press release contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company's expectations relating to the pursuit of a significant amount of business opportunities as well as repeat orders on existing contracts by both its operating segments, the ability of the Company to continue to win awards on new programs and expand its relationships with major defense contractors and anticipated increased revenues from the commercial division of the Company's
Power Unit Segment. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, the current economic climate and military conflicts, variable market conditions and changing needs of the defense sector and the Company's customers. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.



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
                    ORBIT INTERNATIONAL CORP

              CONSOLIDATED STATEMENTS OF OPERATIONS

              (In thousands, except per share data)
213:
219
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

                                 Three Months Ended     Six Months Ended
                                         June 30                June 30
                                      2003    2002           2003    2002

Net sales                  $4,393  $4,008         $8,714  $8,096

Cost of sales              2,358    2,387           4,910    4,918

Gross profit                2,035    1,621           3,804    3,178


Selling,
general and
administrative
 expenses                   1,600    1,423          2,996    2,728

Interest expense               1       18             8       39

Investment and
other income                 (23)     (34)          (63)     (70)

Net income before
taxes                              457      214           863      481

Income tax                     -        -            -        -

Net income                   457      214           863      481

Basic earnings per
Share(a)                  $ 0.17   $ 0.08        $ 0.32   $ 0.18
Diluted earnings per
Share (a)                 $ 0.15   $ 0.07        $ 0.29   $ 0.17
Weighted shares
outstanding: (a)

     Basic                2,713    2,637         2,683     2,637

     Diluted              3,053    2,980         2,997    2,843

(a) retroactively restated to reflect a twenty-five percent
(25%) stock dividend effective August 15, 2003
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                ORBIT INTERNATIONAL CORP

             CONSOLIDATED BALANCE SHEET DATA
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                                                                  6/30/03      12/31/02

ASSETS

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
Current assets

Cash and cash equivalents  	$  693,000         $2,022,000
Investments in markertable securities               3,000                   3,000
Accounts receivable, less allowance
for doubtful accounts                                       2,324,000          1,355,000
Inventories                                                         7,381,000          7,109,000
Other current assets                                           131,000             154,000
Deferred tax assets                                               75,000               75,000
          Total current assets                            10,607,000       10,718,000

Property, plant and
equipment, net                                                   197,000              218,000
Goodwill                                                              868,000              868,000
Other assets                                                      869,000              853,000
Deferred tax assets                                          275,000              275,000
             Total assets                                    12,816,000         12,932,000
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
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
LIABILITIES AND STOCKHOLDERS' EQUITY

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
Current liabilities

Current portion of
long term obligations                                        175,000           201,000
Accounts payable                                          1,193,000         1,048,000
Notes payable                                                           -                  766,000
Accrued expenses                                        1,048,000         1,029,000
Accounts payable, accrued expenses,
and reserves applicable to
discontinued operations                                 270,000           555,000
Customer advances                                                -                   47,000
Deferred income                                                  85,000            85,000
           Total current liabilities                        2,771,000      3,731,000
Deferred income                                                726,000         769,000
Long-term obligations                                      103,000         173,000
           Total liabilities                                      3,600,000      4,673,000

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

Stockholders' Equity
Common stock                                               373,000           366,000
Additional paid-in capital                        24,205,000      24,115,000
Accumulated deficit                                  (5,512,000)      (6,372,000)
Treasury stock, at cost                            (9,850,000)      (9,850,000)
          Stockholders' equity                        9,216,000        8,259,000
             Total
             liabilities and
             stockholders' equity                   12,816,000      12,932,000
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